                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_] Confidential, For Use of
                                           the Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                                  AKSYS, LTD.
               (Name of Registrant as Specified in Its Charter)

                 _____________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [_] Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

                                  AKSYS, LTD.
                              Two Marriott Drive
                         Lincolnshire, Illinois 60069
                                (847) 229-2020

                                                                 March 21, 2001

Dear Aksys stockholder:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Aksys, Ltd. The meeting will be held on Thursday, April 26, 2001, at 2:00 p.m. local time, at the Marriott Lincolnshire Resort, Ten Marriott Drive, Lincolnshire, Illinois.

   The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting. At the conclusion of the formal part of the meeting, we will report on current industry conditions and recent developments at Aksys. Members of the Board of Directors and our senior management team, as well as representatives from our independent auditors, will be present to discuss the affairs of Aksys and answer any questions you may have.

   Enclosed is our Annual Report for the year ended December 31, 2000, and the proxy statement and proxy card for our 2001 Annual Meeting. It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the meeting, you may withdraw your proxy if you wish to vote in person.

   On behalf of the Board of Directors and management of Aksys, I would like to thank you for your continuing support and I look forward to seeing you on April 26.

                                          Sincerely,

                                          William C. Dow
                                          President and Chief Executive
                                           Officer

                                  AKSYS, LTD.
                              Two Marriott Drive
                         Lincolnshire, Illinois 60069
                                (847) 229-2020

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                April 26, 2001

   The Annual Meeting of Stockholders of Aksys, Ltd., a Delaware corporation (the "Company"), will be held on Thursday, April 26, 2001, at 2:00 p.m. local time (the "Annual Meeting"), at the Marriott Lincolnshire Resort, Ten Marriott Drive, Lincolnshire, Illinois, for the purpose of:

      (1) Electing two Class II Directors to serve until the annual meeting of stockholders in 2004 or until their successors are duly elected and qualified or until their earlier removal or resignation;

      (2) Approving amendments to the Aksys, Ltd. 1996 Stock Awards Plan to
  (a) increase the number of authorized shares from 1,775,000 shares to 2,275,000 shares and (b) modify the automatic annual stock option grants and vesting terms for non-employee directors;

      (3) Adopting the Aksys, Ltd. 2001 Employee Stock Purchase Plan; and

      (4) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on March 1, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Our 2000 Annual Report to stockholders, which includes audited financial statements, is enclosed.

                                          By Order of the Board of Directors,

                                          [SIGNATURE OF STEVEN A. BOURNE]
                                          Steven A. Bourne
                                          Assistant Secretary

March 21, 2001


 Your vote is important. Even if you expect to attend the Annual Meeting, please promptly complete, sign and return the enclosed proxy card. A self-addressed envelope is enclosed for your convenience, and no postage is required if mailed in the United States. If you attend the Annual Meeting and prefer to vote in person, you may do so.

                                  AKSYS, LTD.
                              Two Marriott Drive
                         Lincolnshire, Illinois 60069
                                (847) 229-2020

                                PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                APRIL 26, 2001

   This Proxy Statement contains information related to the annual meeting of stockholders of Aksys, Ltd., a Delaware corporation (the "Company"), that will be held on Thursday, April 26, 2001 at 2:00 p.m. local time, at the Marriott Lincolnshire Resort (the "Annual Meeting"). The enclosed proxy is solicited by the Company's Board of Directors. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about March 21, 2001.

   All outstanding shares of the Company's common stock (the "Common Stock") represented by properly executed and unrevoked proxies received in time for the meeting will be voted as instructed in the accompanying proxy card on each matter to be submitted to stockholders. If no instructions are given, the shares will be voted for the election to the Board of Directors of the Company of the nominees indicated below, for approval of the proposed amendments to the Aksys, Ltd. 1996 Stock Awards Plan (the "1996 Plan"), and for adoption of the Aksys, Ltd. 2001 Employee Stock Purchase Plan (the "2001 Stock Purchase Plan"). Returning a completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and desire to vote. In addition, a proxy may be revoked at any time prior to its exercise either by giving written notice of revocation to the Company or by submission of a later-dated proxy.

   Stockholders of record of the Common Stock at the close of business on March 1, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. On such date, the Company had 18,388,510 issued and outstanding shares of Common Stock held by approximately 4,800 record holders. A list of our stockholders will be available for examination by stockholders of the Company, for any purpose germane to the Annual Meeting, at our headquarters for a period of ten days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the voting results. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with Delaware law, properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") will be considered present for the purposes of determining whether a quorum is in attendance at the Annual Meeting.

   Directors are elected by a plurality vote, and as a result the two director nominees who receive the most votes will be elected. Stockholders have no right to cumulative voting as to any matter to be voted on at the Annual Meeting, including the election of directors. A properly executed proxy marked "WITHHOLD," a "broker non-vote," or an abstention will not be calculated in computing a plurality and thus will have no effect on the results of the election of the director nominees listed below.

   Approval of the proposals to amend the 1996 Plan, to adopt the 2001 Stock Purchase Plan and any other matter properly brought before the Annual Meeting requires the favorable vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as present and entitled to vote under Delaware law and therefore have the effect of a vote against any such proposals. Furthermore, if you do not provide your broker or other nominee with instructions on how to vote your "street name" shares, you will, in effect, also be voting against any such proposals.

                             ELECTION OF DIRECTORS
                        (Proposal No. 1 on Proxy Card)

   The Board of Directors presently consists of five directors divided into three classes, with each class serving a three-year term. The stockholders elect approximately one-third of the Board of Directors each year. The Board of Directors has nominated and recommends the election of each of the directors named below to serve a three-year term as a Class II Director or until his successor is elected and qualified or until his earlier removal or resignation. If the nominee becomes unavailable to serve for any reason or should a vacancy occur before the Annual Meeting (which events are not anticipated), the Board may substitute another person as a nominee or may increase or decrease the number of nominees to such extent as they shall deem advisable. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

   At present, no cash compensation or fees are payable to directors of the Company, other than reimbursement for reasonable travel expenses incurred in attending Board and Board committee meetings. However, under our 1996 Plan, each newly elected non-employee director receives an option to purchase 5,000 shares of Common Stock. Also, on the later of June 30 of each year and the day next following each annual meeting of stockholders of the Company, each non-employee director receives an automatic option to purchase a number of shares of Common Stock equal to (1) 1,250 multiplied by (2) the number of calendar quarters in the preceding twelve months in which such director served the Company. These option grants vest and become exercisable immediately upon grant, permitting the holder to purchase shares at their fair market value on the date of grant, which was $8.5625 in the case of annual options granted on June 30, 2000. Effective July 1, 2000, the 1996 Plan was modified to provide that each non-employee director shall be automatically granted an annual option to purchase 5,000 shares of Common Stock. These options vest and become exercisable in four equal installments on the first day of each calendar quarter that the director serves on the Board of Directors after the date of grant. The exercise price of the options awarded on July 1, 2000 was $8.5625 per share. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted to non-employee directors will expire on the tenth anniversary date of the grant.

                             Election of Directors
                   For Term Expiring at 2004 Annual Meeting
                                   Class II

William C. Dow, 54                                Director since September 1999

   William C. Dow was appointed President and Chief Executive Officer and a director of the Company in September 1999. From August 1997 until joining the Company in September 1999, he served as President and Chief Executive Officer of PLC Systems Inc., a manufacturer of lasers used in cardiac surgery. From 1993 to 1997, he served as President and Chief Executive Officer of Deknatel Snowden Pencer Worldwide, Inc., a $100 million medical device manufacturer that became a manufacturing and marketing subsidiary of Genzyme Corporation in 1996. Mr. Dow has over 25 years of experience in the medical device and service industry having held various positions in sales, marketing, distribution and general management with Griffith Micro Science, Kendall, Terumo and American Hospital Supply. Mr. Dow is a graduate of the United
States Naval Academy with a Bachelor of Science in Engineering and served as both a pilot and a Supply Corps officer in the U.S. Navy.
W. Dekle Rountree, Jr., 59                            Director since April 1993

   From April 1993 until his retirement in July 1998, W. Dekle Rountree, Jr. served as President and Chief Executive Officer of AcroMed Corporation, a company that designed and manufactured orthopedic spinal devices. Prior to this position, Mr. Rountree was Executive Vice President and Chief Operating Officer of BOC Health Care, a company that provided products and services for critical care in the hospital and home. Mr. Rountree has headed OHMEDA, a division of BOC Health Care, and has held multiple management positions with Baxter Travenol Laboratories, including President of the Artificial Organs (Renal) Division.


 The Board of Directors unanimously recommends a vote "FOR" the election of each of the director nominees.

                             Continuing Directors
                   For Term Expiring at 2002 Annual Meeting
                                   Class III

Peter H. McNerney, 50                                 Director since April 1993

   Since July 1992, Mr. Peter H. McNerney has been a general partner of the general partner of Coral Partners II (a venture capital fund) and a general partner of the general partner of Coral Partners IV (also a venture capital fund). Mr. McNerney is also the Executive Vice President of Coral Group, Inc., a manager of venture capital partnerships. From 1989 through June 1992, Mr. McNerney was a Managing Partner of The Kensington Group, a provider of management services to health care companies. From 1975 through 1986, Mr. McNerney held various management positions with Baxter Travenol Laboratories in the United States, Europe and the Far East. Mr. McNerney is a director of Biomira, Inc. and Cerus Corporation.

Bernard R. Tresnowski, 68                             Director since April 1996

   Bernard R. Tresnowski served from December 1981 until his retirement in December 1994 as the President and Chief Executive Officer of the Blue Cross and Blue Shield Association, the national coordinating body for all Blue Cross and Blue Shield Plans. He has also held various other leadership positions in the healthcare industry, including President of the International Federation of Health Service Funds, Member of the Jackson Hole Group, Principal of the Dunlop Group of Six, Member of the Secretary of Health and Human Services Private/Public Sector Advisory Committee on Catastrophic Illness, Co-Chairman of the Secretary of Health and Human Services Work Group on Electronic Data Interchange and Member of the American Medical Association National Health Policy Steering Committee. Mr. Tresnowski is a director of Alexian Brothers Medical Center and the Medic Alert Foundation.

                             Continuing Directors
                   For Term Expiring at 2003 Annual Meeting
                                    Class I

Richard B. Egen, 62                                Director since November 1997

   Richard B. Egen has been Chairman of the Board of Directors since May 1999. Since January 1997, Mr. Egen has served as President and Chief Executive Officer of NephRx Corporation, a biotechnology company that is developing technology for kidney growth factors. From January through December 1996, Mr. Egen was an independent business consultant. From 1989 to 1995, Mr. Egen was President and Chief Executive Officer of Clintec International, a joint venture owned by Baxter International Inc. and Nestle S.A. Clintec International was engaged in the development of clinical nutrition products. Prior to working at Clintec International, Mr. Egen held various senior management positions during his fifteen-year career with Baxter International Inc., including corporate Senior Vice President. Mr. Egen serves as a director of Optical Sensors Incorporated.

Committees and Directors' Meetings

   The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee or other committee performing similar functions. The entire Board of Directors currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as directors at the annual meetings of stockholders. The Company's Bylaws, however, provide a procedure for stockholders to recommend candidates for director at an annual meeting. For more information see "Stockholder Proposals and Nominations" (Page 19).

   Compensation Committee. The Compensation Committee, which currently consists of Messrs. Egen, McNerney and Rountree, is responsible for approving (or at the election of the Compensation Committee, recommending to the Board) compensation arrangements for officers and directors of the Company and administering the stock option and benefit plans.

   Audit Committee. The functions of the Audit Committee, which currently consists of Messrs. Egen, McNerney and Tresnowski, and its activities during fiscal 2000 are described below under the heading "Audit Committee Report" and in the Audit Committee Charter attached to this Proxy Statement as Appendix A. During the year, the Board examined the composition of the Audit Committee in light of the adoption by the National Association of Securities Dealers of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the new rules.

   Board and Committee Meetings. The Board of Directors held 10 meetings during 2000. The Compensation Committee held 8 meetings and the Audit Committee held 1 meeting during 2000. Each of the directors attended at least 80% of the meetings of the Board and the committees on which they served.

         APPROVAL OF AMENDMENTS TO AKSYS, LTD. 1996 STOCK AWARDS PLAN
                        (Proposal No. 2 on Proxy Card)

   The Board of Directors has adopted and recommends that you approve the following amendments to the Aksys, Ltd. 1996 Stock Awards Plan:

  . Increase the number of shares authorized for issuance under the plan from 1,775,000 shares to 2,275,000 shares. The Company is currently authorized to issue 1,775,000 shares under the plan and it is close to using up that amount with anticipated option grants in fiscal year 2001. The Company is asking that you approve an additional 500,000 shares for issuance.

  . Modify the annual stock option grants and vesting terms for non-employee directors. Until June 30, 2000, non-employee directors of the Company were automatically granted annual options to purchase a number of shares equal to 1,250 multiplied by the number of calendar quarters in the preceeding twelve months in which the director served the Company. These options were immediately exercisable by the directors. The Board of Directors, effective July 1, 2000, determined it would be in the best interests of the Company and the stockholders to modify the plan to provide that non-employee directors would instead receive automatic annual option grants to purchase 5,000 shares of Common Stock, which would not become immediately exercisable. These options would instead vest and become exercisable in four equal installments on the first day of each calendar quarter the director serves on the Board of Directors after the date of grant. In other words, the modification provides incentive to each director to continue to serve the Company for at least the next full calendar year.

   Before you decide how to vote, you should review the key provisions of the plan summarized below and the full text of the plan attached hereto as Appendix B with the proposed changes highlighted in Sections 5 and 4, respectively.

What is the plan and why does the Board support approval of the amendments?

   The plan plays an important role in the Company's effort to attract and retain employees and directors of outstanding ability, and to align the interests of employees and directors with those of the stockholders through increased employee and director ownership of the Company.

   The Board of Directors believes that the amendments are necessary for the Company to be able to continue to provide appropriate equity incentives to employees and directors in the future. As of March 12, 2001, of the 1,775,000 shares of Common Stock available for issuance upon the exercise of awards granted under the plan, only 73,065 remained available to be granted. In the event that the amendment to increase the authorized shares is not approved by the Company's stockholders, the plan will continue in effect but the Company's ability to grant new awards under the plan will be constrained due to the limited number of shares of Common Stock that currently remain available for awards. The plan was originally adopted in April 1996.

   The purposes of the plan are to provide long-term incentives and rewards to employees and directors of the Company, to assist the Company in attracting and retaining individuals with experience and/or ability on a basis competitive with industry practices and to associate the interests of these individuals with those of the stockholders of the Company. The plan is intended to satisfy specific requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code.

Who is eligible to participate?

   Any officer, employee, consultant or advisor of the Company or its subsidiaries, regardless of whether such person is also a director of the Company or its subsidiaries, is eligible to be considered for the grant of awards under the plan. In addition, any non-employee director of the Company is eligible to receive awards under the plan. The selection of those participants who will receive awards under the plan and the timing and amount of awards is entirely within the discretion of the Compensation Committee other than with respect to non-employee directors. As of March 12, 2001, there were approximately 115 persons (including all officers and directors of the Company) eligible to participate in the plan.

How is the plan administered?

   The Compensation Committee of the Board of Directors administers the plan. The Compensation Committee may, to the extent that any such action will not prevent the plan from complying with Rule 16b-3 of the Securities Exchange Act of 1934, delegate any of its authority thereunder to such persons as it deems appropriate.

Are there any limits on the shares to be issued?

   Yes. After giving effect to the amendments, a maximum of 2,275,000 shares of Common Stock will be authorized to be issued under the plan, of which 185,000 shares will be reserved for awards to non-employee directors and 2,090,000 shares will be reserved for awards to officers, employees, consultants and advisors.

What types of awards are provided under the plan?

   Awards to non-employee directors will be in the form of non-qualified stock options. Awards to officers, employees, consultants and advisors may be in the form of restricted stock, stock options, stock appreciation rights, limited stock appreciation rights or awards tied to specific performance measures and targets.

   Non-Employee Director Stock Options. Any person who first becomes a non-employee director is automatically granted an option entitling such director to purchase 5,000 shares of Common Stock on the date on which such person first becomes a non-employee director. In addition, on the later of (1) July 1 of each year and (2) the day next following each annual meeting of stockholders of the Company, each person who is a non-employee director shall automatically be granted an option entitling such director to purchase 5,000 shares of Common Stock. Each of these options will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant. All options granted to non-employee directors vest and become exercisable in four equal installments on the first day of each calendar quarter that the director serves on the Board of Directors after the date of grant. All options held by non-employee directors expire and are no longer exercisable after the first to occur of (1) the tenth anniversary of the date of grant of such option, (2) one year following the optionee's termination of directorship due to death or to total and permanent disability or (3) three months after the optionee ceases to be a director of the Company.

   Stock Options. Options granted under the plan may be incentive stock options or nonqualified stock options. An option may be granted on the terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, incentive stock options will be granted with an exercise price equal to the fair market value on the date of grant. Additional limitations apply to incentive stock options granted to a grantee that beneficially holds 10% or more of our voting stock. The Compensation Committee may authorize loans to individuals to finance their exercise of vested options. Options granted under the plan become exercisable at those times and under the conditions determined by the Compensation Committee.

   Stock Appreciation Rights. Stock appreciation rights may be granted simultaneously with the grant of an option or, in the case of nonqualified stock options, at any time during its term. Generally, stock appreciation rights may be exercised only at that time as the related option is exercisable. Upon exercise of a stock appreciation right, a grantee will receive for each share for which a stock appreciation right is exercised, an amount in cash or Common Stock, as determined by the Compensation Committee, equal to the excess of the fair market value of a share of Common Stock on the date the stock appreciation right is exercised over the exercise price per share of the option to which the stock appreciation right relates.

   Restricted Stock. The plan also provides for the granting of restricted stock awards, which are awards of Common Stock that may not be disposed of, except by will or the laws of descent and distribution, for a period of time determined by the Compensation Committee. The Compensation Committee may also impose other conditions and restrictions on the shares as it deems appropriate, including the satisfaction of performance criteria.

   Other Awards. In addition to the awards described above, the plan allows the Compensation Committee to provide awards of warrants, dividend equivalents, phantom stock, performance shares or other securities or rights that the Compensation Committee determines to be consistent with the objectives and limitations of the plan. While the committee has not adopted special rules with respect to these types of awards, it retains the right to grant these awards with respect to the Common Stock of the Company.

Can the plan be amended or terminated?

   The Board of Directors may amend or terminate the plan at any time and in any manner; however, as required by any law, regulation or stock exchange rule, no change shall be effective without the approval of our stockholders. In addition, no such amendment or termination shall deprive a participant of an award previously granted under the plan or any of his or her rights thereunder, without the consent of such participant.

What are the new plan benefits?

   The benefits or amounts that will be received by or allocated to:

  . each of the Named Executive Officers (as defined below),

  . all current executive officers, as a group,

  . all current directors who are not executive officers, as a group, and

  . all employees, including all current officers who are not executive officers, as a group,

are not presently determinable, except for the automatic annual grants of options to purchase our Common Stock granted to each non-employee director described above. Grants or awards under the current plan are made at the discretion of the Compensation Committee. If the plan, as amended, had been in effect in fiscal 2000, the stock option grants received by our officers, employees and directors would have been the same as the stock options received by such persons for fiscal 2000 under the plan. See "Options Grants In Last Fiscal Year" below.

What are the federal income tax consequences related to stock options?

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the plan, and with respect to the sale of Common Stock acquired thereunder. This summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

   Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

   Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for more than two years from the date the option was granted and more than one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

   If the participant sells ISO Stock for more than the exercise price within two years of the date the option was granted or within one year of the date the option was exercised (a "Disqualifying Disposition"), then the gain recognized by the participant will be ordinary compensation income to the extent that such gain does not exceed the excess of the fair market value of the ISO Stock on the purchase date and the exercise price paid for the ISO stock and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of the sale.

   If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

   Non-Qualified Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-qualified option. However, a participant generally will recognize ordinary compensation income upon the exercise of a non-qualified option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NQO Stock") on the date the option was exercised over the exercise price.

   A participant will have a tax basis for any NQO Stock equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NQO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NQO Stock and the participant's tax basis in the NQO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NQO Stock for more than one year prior to the date of the sale.

   Stock Appreciation Rights. In general, a participant will recognize ordinary compensation income equal to the amount of cash, or the fair market value of the stock, received upon exercise of a stock appreciation right.

   Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the participant's applicable holding period and the participant's tax basis.

   Tax Consequences to the Company. The grant of an award under the plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the plan nor the sale of ISO Stock that is not a Disqualifying Disposition, will have any tax consequences to the Company. However, the Company generally will be entitled to a deduction with respect to any ordinary compensation income recognized by a participant under the plan, including in connection with a restricted stock award, or as a result of the exercise of a non-qualified stock option or a Disqualifying Disposition of ISO Stock. Any such deduction will be subject to certain limitations, including limitations imposed under of Section 162(m) of the Internal Revenue Code.

What was the closing price of our Common Stock?

   The closing price of our common stock reported on the Nasdaq National market for March 14, 2001, was $7.50 per share.


 The Board of Directors unanimously recommends a vote "FOR" approval of the amendments to the Aksys, Ltd. 1996 Stock Awards Plan.

                          APPROVAL OF THE AKSYS, LTD.
                       2001 EMPLOYEE STOCK PURCHASE PLAN
                        (Proposal No. 3 on Proxy Card)

   As of the date of this Proxy Statement, the Company's existing employee stock purchase plan, which was approved by the stockholders in April 1996, has no more shares available for issuance. Therefore, the Board of Directors has approved, subject to stockholder approval, and recommends that you approve the Aksys, Ltd. 2001 Employee Stock Purchase Plan, effective as of January 1, 2001.

   Before you decide how to vote, you should review the key provisions of the plan summarized below and the full text of the plan attached hereto as Appendix C.

What is the purpose of the plan and why does the Board support approval of the plan?

   The Board of Directors believes the plan encourages broader stock ownership of the Common Stock of the Company by employees of the Company and thereby provides an incentive for employees to contribute to the profitability and success of the Company. In particular, the plan offers a convenient means for employees who might not otherwise own the Common Stock of the Company to purchase and hold such stock, and the plan's discounted sale feature provides a meaningful inducement to participate.

   The Board of Directors believes that employees' continuing economic interest, as stockholders, in the performance and success of the Company enhances the entrepreneurial spirit of the Company, which can greatly contribute to long-term growth and profitability.

Who is eligible to participate in the plan?

   Any Company employee is eligible to participate in the plan, except those employees who work less than 20 hours per week or five months per year, and any other employee who owns five percent or more of the outstanding Common Stock of the Company. Approximately 97 employees of the Company are currently eligible to participate in the plan.

How is the plan administered?

   The plan is administered by the Compensation Committee of the Board of Directors, which is made up only of non-employee directors. The committee has authority to administer and control the operation of the plan, interpret the plan, adopt, amend and rescind rules and regulations, and make all determinations necessary or advisable under the plan. All determinations and decisions made by the committee are final, conclusive and binding.

What is the maximum number of shares?

   The maximum number of shares of Common Stock that may be purchased under the plan is 250,000, subject to appropriate adjustment in the case of any share split, share dividend, recapitalization, merger, consolidation, combination or other similar corporate transaction or event affecting the Common Stock. Shares of Common Stock purchased from the Company will be either authorized but unissued shares or treasury shares.

When and how can an employee enroll?

   An eligible employee may enroll for any three-month offering period, commencing January 1, April 1, July 1, and October 1 of each year, by filing an enrollment form with the Company before the offering period begins. After initial enrollment in the plan, the employee is automatically reenrolled in the plan for subsequent offering periods unless he or she files a notice of withdrawal before the offering period begins, terminates employment, or otherwise becomes ineligible to participate.

How does the plan work?

   Upon enrollment in the plan, the employee elects a rate at which he or she will make payroll contributions to purchase Common Stock. An employee generally elects to make contributions in an amount not less than two percent nor more than twenty percent of such employee's earnings, although an employee's contributions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase Common Stock during any calendar year that has a fair market value, as of the time or times as such rights are granted, in excess of $25,000. All employee contributions are made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect until modified by the participant.

   An employee's contributions are credited to the employee's account maintained by the Company. The Company offers employees the opportunity to purchase Common Stock at a price equal to 85% of the fair market value of Common Stock at the end of the offering period.

   Shares of the Common Stock of the Company are purchased on a given purchase date in the aggregate for all accounts under the plan. Shares of Common Stock purchased are credited to the accounts maintained by the custodian for each participant based upon the average cost of all shares purchased. No interest is credited on payroll contributions pending investment in Common Stock. Cash dividends paid on Common Stock credited to participants' accounts are paid to the participant and are not automatically reinvested in additional shares through future purchases under the plan.

   On March 14, 2001, the closing sales price of the Common Stock of the Company, as reported by the Nasdaq National Market, was $7.50 per share.

What are the restrictions on the Common Stock?

   Participants have the exclusive right to vote or direct the voting of shares of Common Stock credited to their accounts, and are permitted to withdraw, transfer, or sell their shares without any restrictions imposed by the plan. Participants' rights under the plan are nontransferable except pursuant to the laws of descent and distribution.

How is enrollment in the plan terminated?

   A participant's enrollment in the plan may be terminated at any time, effective for payroll periods or offering periods beginning after the filing of a notice of termination of enrollment. Enrollment will also terminate upon termination of a participant's employment by the Company. Upon termination of enrollment, cash amounts resulting from previous payroll contributions will be repaid to the participant without interest and the Common Stock held in the account of such a participant will be automatically distributed to the participant or his or her nominee.

   A participant may eliminate contributions for future payroll periods without terminating enrollment. In that case, previous payroll contributions held in the participant's cash account will be used to purchase Common Stock at the next purchase date.

Who pays to administer the plan?

   We will pay the costs and expenses to administer the plan and to maintain accounts, and pay brokerage fees and commissions for purchases. We do not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees by the custodian for withdrawing share certificates and other specified services. The custodian is responsible for furnishing account statements to participants.

Can the plan be amended or terminated?

   The Board of Directors may amend, alter, suspend, modify or terminate the plan without further stockholder approval, except stockholder approval must be obtained within one year after the adoption of such action if required by law or regulation or under the rules of any automated quotation system (such as the Nasdaq National Market) or securities exchange on which the Common Stock is then quoted or listed, or if stockholder approval is necessary for the plan to continue to meet the requirements of Section 423 of the Internal Revenue Code of 1986 (the "Code"). The plan will continue until terminated by action of the Board of Directors, although as noted above the number of shares authorized under the plan is limited.

What are the federal income tax consequences of the plan?

   Rights to purchase shares under the plan are intended to constitute "options" issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code. As a result:

  . No taxable income results to the participants upon the grant of a right to purchase or upon the purchase of shares for his or her account under the plan (although the amount of a participant's payroll contributions under the plan will be taxable as ordinary income to the participant).

  . If the participant disposes of shares less than two years after the first day of an offering period with respect to which he or she purchased the shares, the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant's payroll deductions used to purchase the shares.

  . If the participant holds the shares for at least two years after the first day of an offering period with respect to which he or she purchased the shares, then at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (1) the fair market value of the shares on the first day of the offering period minus the amount of the participant's payroll deductions used to purchase the shares, and (2) the fair market value of the shares on the date of disposition minus the amount of the participant's payroll deductions used to purchase the shares.

  . In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the Common Stock and the participant's basis in the Common Stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in the second and third bullet points above).

  . If the statutory holding period described in the second and third bullet points above are satisfied, the Company is not entitled to a deduction for federal income tax purposes with respect to any discount in the sale price of Common Stock applicable to such participant. If the statutory holding period is not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

   The foregoing is only a general description of the application of federal income tax laws to the plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

 What are the new plan benefits?

   At this time, the Company is unable to determine the number of shares to be purchased in the future under the plan by the Named Executive Officers (as defined below), all current executive officers as a group, or all other employees as a group.


 The Board of Directors unanimously recommends a vote "FOR" approval of the adoption of the Aksys, Ltd. 2001 Employee Stock Purchase Plan.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   Except as otherwise noted, the following table sets forth certain information as of March 1, 2001, as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by (1) each of the directors of the Company, (2) each of the Named Executive Officers (as defined below) and
(3) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective director, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock referenced in the following table (including those shares of Common Stock which were issuable pursuant to the exercise of options which vest within 60 days of March 1, 2001) has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Except as indicated below, the address for each such person is c/o Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois, 60069.

       Name of Beneficial Owner        Beneficially Owned Percentage Owned(/1/)
       ------------------------        ------------------ ---------------------
SAFECO Corporation(/2/)...............     1,150,000               6.3%
 SAFECO Plaza
 Seattle, WA 98185

Austin W. Marxe and David M.
 Greenhouse(/3/)......................     1,089,797               5.9%
 135 East 53rd Street
 New York, NY 10022

Sutter Hill Ventures(/4/).............       888,408               4.8%
 Suite A-200
 755 Page Mill Road
 Palo Alto, CA 94304

Coral Partners(/5/)...................       857,143               4.7%
 60 South Sixth Street
 Suite 3510
 Minneapolis, MN 55402

William C. Dow(/6/)...................       182,943               1.0%

Richard P. Goldhaber..................             0                 0%

Bruce E. Dobsch.......................        22,500                 *

Richard B. Egen(/7/)..................        64,500                 *

Peter H. McNerney(/5/)................     1,068,778               5.8%

W. Dekle Rountree, Jr.(/8/)...........        67,500                 *

Bernard R. Tresnowski(/9/)............        32,250                 *

All directors and executive officers
 as a group (9 persons)(/10/).........     1,438,471               7.7%

--------
*Less than one percent of the issued and outstanding shares of Common Stock of the Company.
 (1) Based upon the number of shares of Common Stock outstanding and entitled to be voted at the Annual Meeting as of the Record Date.
 (2) As reported on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2001. The reported shares are beneficially owned by registered investment companies for which SAFECO Asset Management Company ("SAMC"), a subsidiary of SAFECO Corporation ("SC"), serves as investment advisor. SAMC and SC disclaim beneficial ownership of all 1,150,000 shares.

 (3) As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. The Schedule 13G was filed by Special Situations Fund III, L.P ("SSFIII"), MGP Advisers Limited Partnership, Special Situations Private Equity Fund, L.P. ("SSPE"), MG Advisers L.L.C., Special Situations Cayman Fund, L.P. ("CAY"), AWM Investment Company, Inc., and Austin W. Marxe and David M. Greenhouse. Of the 1,089,797 shares, (a) 675,400 shares are beneficially owned by SSFIII and MGP Advisors Limited Partnership (the general partner of and the investment advisor to SSFIII), (b) 190,200 shares are beneficially owned by SSPE and MG Advisors L.L.C. (the general partner of and the investment advisor to SSPE) and (c) 224,197 shares are beneficially owned by CAY and AWM Investment Company, Inc. (the general partner of and investment advisor to CAY). Messrs. Marxe and Greenhouse, who serve as officers, directors, and members or principal stockholders of the four investment advisors, claim sole voting and dispositive power for all of the 1,089,797 shares.
 (4) As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. The Schedule 13G was filed by Sutter Hill Ventures ("SHV"), Sutter Hill Entrepreneurs Fund (AI) ("SHEFI"), Sutter Hill Entrepreneurs Fund (OP) ("SHEFII"), David L. Anderson, G. Leonard Baker, Jr., William H. Younger, Jr., Tench Coxe, Gregory P. Sands. Messrs. Anderson, Baker, Younger, Coxe and Sands are the managing directors of the general partner of SHV, SHEFI and SHEFII, and as such share the voting and dispositive power over the shares held by SHV, SHEFI and SHEFII. Also includes 30,621 shares owned by Anvest L.P. Mr. Anderson is the general partner of Anvest L.P., and as such has voting and dispositive power over the shares held by Anvest L.P. Each of Messrs. Anderson, Baker, Younger, Coxe and Sands disclaims beneficial ownership in all of the shares held by SHV, SHEFI, SHEFII and Anvest, except as to his pecuniary interest in such partnerships.
 (5) Amounts shown represent the aggregate number of shares held by Coral Partners IV, L.P. ("Coral Partners IV"). Peter H. McNerney, a director of the Company, and Yuval Almog are general partners of Coral Management Partners IV (which is the general partner of Coral Partners IV) and thus may be deemed to have beneficial ownership of the Common Stock held by Coral Partners IV. Messrs. McNerney and Almog disclaim beneficial ownership of such shares of Common Stock held by Coral Partners IV except to the extent of their pecuniary interest in such shares. In addition, Mr. McNerney beneficially owns 211,635 shares of Common Stock which are not owned by Coral Partners IV, including 30,000 shares of Common Stock subject to options exercisable within 60 days.
 (6) Includes 178,125 shares of Common Stock subject to options exercisable within 60 days.
 (7) Includes 57,500 shares of Common Stock subject to options exercisable within 60 days.
 (8) Includes 30,000 shares of Common Stock subject to options exercisable within 60 days.
 (9) Includes 31,250 shares of Common Stock subject to options exercisable within 60 days.
(10) Includes 326,875 shares of Common Stock subject to options exercisable within 60 days.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

   The table below provides information relating to compensation for the Chief Executive Officer and the other highest paid executive officers of the Company earning $100,000 or more (collectively, the "Named Executive Officers") during fiscal 2000. The amounts shown include compensation for services in all capacities that were provided to the Company.

                                                                  Long-Term
                                                                 Compensation
                                     Annual Compensation            Awards
                              ---------------------------------- ------------
                                                                  Securities
Name and Principal             Salary   Bonus     Other Annual    Underlying     All Other
Position                 Year   ($)      ($)    Compensation ($) Options (#)  Compensation ($)
------------------       ---- -------- -------- ---------------- ------------ ----------------
William C. Dow(/1/)..... 2000 $310,000 $ 50,000       -0-              -0-        $100,661
 President and Chief     1999 $ 73,864 $110,000       -0-          450,000        $ 14,130
 Executive Officer
Richard P.
 Goldhaber(/2/)......... 2000 $ 95,833 $ 20,000       -0-           85,000        $171,095
 Sr. Vice President and
 Chief Technical Officer
Bruce E. Dobsch(/3/).... 2000 $ 78,750 $ 25,000       -0-              -0-        $ 58,798
 Executive VP and        1999 $199,387 $ 80,000       -0-          175,000        $ 52,711
 Chief Technical Officer 1998 $ 39,109      -0-       -0-          100,000        $  3,104
 (resigned June 30,
  2000)

--------
(1) Compensation information for fiscal 1999 only includes compensation earned after Mr. Dow joined the Company in September 1999. During 1999, Mr. Dow received a signing bonus of $50,000 and an additional guaranteed bonus of $60,000. "All Other Compensation" of $100,661 and $14,130 represents reimbursement of Mr. Dow's relocation costs.
(2) Compensation information for fiscal 2000 only includes compensation earned after Mr. Goldhaber joined the Company in July 2000. Upon joining the Company, Mr. Goldhaber received a signing bonus of $20,000. "All Other Compensation" of $171,095 represents Mr. Goldhaber's relocation costs.
(3) Compensation information for fiscal 1998 only includes compensation earned after Mr. Dobsch joined the Company in October 1998. Base salary and bonus information for fiscal 2000 only includes base salary and bonus earned before Mr. Dobsch resigned from the Company in June 2000. "All Other Compensation" represents $23,104 for temporary living costs paid by the Company on Mr. Dobsch's behalf and $35,694 for consulting services performed by Mr. Dobsch after resigning from the Company in June 2000. In January 1999, Mr. Dobsch's previously awarded options to purchase 100,000 shares of Common Stock were replaced with options to purchase 175,000 shares. All options awarded to Mr. Dobsch had a term of ten years and were granted at fair market value at the time of grants ($4.50 for options awarded in October 1998 and $4.75 for options awarded in January 1999). Certain of these options vest over a four-year period and others, subject to accelerated vesting upon achievement of development milestones, vest over a nine-year period. The 1999 option grants to Mr. Dobsch, including the replacement options, were intended to further incentivize him as a key executive and to align his interests with those of the stockholders.

Stock Option Grants

   The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        Individual Grants
                         ------------------------------------------------
                                     Percent of
                                       Total
                          Number of   Options
                         Securities  Granted to
                         Underlying  Employees
                           Options   in Fiscal  Exercise Price Expiration Grant Date
Name                     Granted (#)    2000     (Per Share)    Date (3)  Value (4)
----                     ----------- ---------- -------------- ---------- ----------
William C. Dow..........      --         --            --            --         --
Richard P. Goldhaber....   85,000      15.4%        $8.625(1)   07/10/10   $509,861
                            3,117       0.6%        $ 4.41(2)   12/27/10   $ 33,335
Bruce E. Dobsch.........      --         --            --            --         --

--------
(1) Option was granted at an exercise price equal to the closing sales price of the Company's Common Stock on the date of grant as reported on the Nasdaq National Market.
(2) Option was granted at an exercise price of $4.41 in connection with Mr. Goldhaber's offer of employment with the Company. The fair market value of the Company's Common Stock on the date of grant was $14.688.
(3) Options granted to the Named Executive Officers are subject to vesting and, accordingly, may expire before the dates indicated. Options generally vest over a four-year period.
(4) The estimated present value at grant date of options granted during fiscal 2000 has been calculated using the Black-Scholes options pricing model, based upon the following assumptions: estimated time until exercise of five years; a risk-free interest rate of 5.8%; a volatility rate of 83%; and an expected dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

Stock Option Holdings

   The following table sets forth information with respect to the Named Executive Officers concerning stock options held as of December 31, 2000.

                   Aggregated Fiscal Year-End Option Values

                                               Number of Securities  Value of Unexercised
                                              Underlying Unexercised In-the-Money Options
                                                    Options at        at Fiscal Year-End
                          Number of            Fiscal Year-End (#)            (1)
                           Shares             ---------------------- ---------------------
                         Acquired on  Value        Exercisable/          Exercisable/
Name                      Exercise   Realized     Unexercisable          Unexercisable
----                     ----------- -------- ---------------------- ---------------------
William C. Dow..........       --         --     131,250/318,750     $1,468,294/$3,565,856
Richard P. Goldhaber....       --         --          -0-/85,000              -0-/$669,375
Bruce E. Dobsch.........   100,000   $892,415            -0-/-0-                   -0-/-0-

--------
(1) Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the Common Stock subject to the options (the stock's closing price as reported on the Nasdaq National Market was $16.50 on December 31, 2000, and the exercise price of the options. Option exercise prices for Messrs. Dow and Goldhaber are $5.313 and $8.625, respectively.

Severance Agreements

   The Company has entered into a severance, confidentiality and noncompetition agreement with Mr. Dow. The agreement provides for a non-competition period of two years following Mr. Dow's resignation or termination by the Company for cause or for one year following termination by the Company without cause or due to disability. Severance payments are provided for in the event of termination without cause or due to a disability. Such severance payments equal Mr. Dow's aggregate base salary for the prior twelve months before termination. Customary ownership of intellectual property and confidentiality provisions are also contained in these agreements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following Compensation Committee Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated. The material set forth below is a report submitted by the Compensation Committee regarding compensation policies and programs for executive officers for fiscal year 2000.

Compensation Philosophy and Executive Compensation Objectives

   The management compensation program is designed to reward outstanding performance and results. The compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide fully competitive levels of compensation--at expected levels of performance--in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the executives and stockholders such that a significant portion of compensation is directly linked to maximizing stockholder value.

   In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the short-term and long-term success of the Company. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance. To accomplish these objectives, the Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives and long-term incentives (such as stock options). The following sections describe these elements of compensation and discuss how each component relates to the overall compensation philosophy.

   The compensation for Mr. Goldhaber, however, was primarily established through negotiation and the Compensation Committee's consideration of various factors, including the Compensation Committee's understanding of competitive compensation for similarly situated executives in the Company's industry.

Base Salary Program

   The base salary program is based on a philosophy of providing base pay levels that are competitive with other development stage companies in the medical device industry. The Company periodically reviews its executive pay levels to ensure consistency with similarly positioned companies in such industry.

   Annual salary adjustments are based on several factors: the general level of market salary increases, individual performance and long-term value provided to the Company, competitive base salary levels and the Company's overall results.

Annual Bonus

   Annual bonuses are intended to (1) reward key employees based on Company and individual performance, (2) motivate key employees and (3) provide pay-for-performance cash compensation opportunities to participants. The criteria for bonus payments are based on the achievement of the specific development and Company milestones established by the Compensation Committee at the beginning of fiscal 2000.

Long-Term Incentives

   Long-term incentives are designed to focus the efforts of key employees on the long-term goals of the Company and to maximize total return to the stockholders of the Company. The Committee has relied solely on stock option awards to provide long-term incentive opportunities. Stock options align the interests of key employees and stockholders by providing value to the key employee through stock price appreciation only. Stock options issued to employees generally have a ten-year term before expiration and are fully exercisable within four years of the grant date.

Compensation of President and Chief Executive Officer

   In setting Mr. Dow's base salary and awarding his cash bonus for fiscal 2000, the Compensation Committee evaluated the same factors which it considers in establishing the salary levels and bonuses of the other executive officers of the Company. In addition, the Compensation Committee considered the status of Mr. Dow as the Company's most senior officer and the important role he has in achieving overall corporate goals. In granting stock options to Mr. Dow, the Compensation Committee sets no fixed guidelines, but takes into consideration his total compensation package and competitive compensation data, the long-term nature of stock options, overall corporate financial performance, his role in attaining those results, and the number of options previously granted, although no particular weighting is assigned to any factor.

   Mr. Dow was awarded a base salary of $310,000 for fiscal 2000. The base salary awarded to Mr. Dow was set at a competitive level with respect to comparable companies, while establishing an overall compensation structure tied to corporate performance. Mr. Dow was not granted any new stock options in fiscal 2000.

Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code generally disallows deductions to public companies for executive compensation in excess of $1 million to the chief executive officer and other named executive officers. The Company's policy is to comply with the requirements of Section 162(m) and maintain deductibility for all executive compensation, except in circumstances where the Compensation Committee concludes on an informed basis, in good faith, and with the honest belief that it is in the best interest of the Company and the stockholders to take actions with regard to the payment of executive compensation which do not qualify for tax deductibility. In fiscal 2000, the Company did not pay compensation to any executive that was subject to Section 162(m).

                            Compensation Committee
                                Richard B. Egen
                               Peter H. McNerney
                            W. Dekle Rountree, Jr.

                            AUDIT COMMITTEE REPORT

   The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

   The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is comprised of three independent directors, as defined by the rules of the National Association of Securities Dealers, and operates under a written charter approved by the Board of Directors on January 19, 2000. A copy of the new charter is attached to this proxy statement as Appendix A.

   Management is responsible for the Company's internal controls and financial reporting processes. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee all of these processes.

   In connection with these responsibilities, the Audit Committee met with management and the Company's independent accountants, KPMG LLP, to review and discuss the December 31, 2000 financial statements prior to their issuance. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP matters relating to its independence.

   Based upon the Audit Committee's discussions with management and KPMG LLP, and the Audit Committee's review of the representations of management and KPMG LLP, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                Audit Committee
                                Richard B. Egen
                               Peter H. McNerney
                             Bernard R. Tresnowski

                               PERFORMANCE GRAPH

   The following graph compares our cumulative total stockholder return since the Common Stock became publicly traded on May 17, 1996 with the Nasdaq Total Return Index and an index of certain companies selected by the Company as comparative to the Company in that each is or recently has been a development stage manufacturer of medical devices. The graph assumes that the value of the investment in the Common Stock and each index was $100.00 on May 17, 1996.

                        Comparison of Our Common Stock,
           The Nasdaq Total Return Index and a Peer Group Index (1)

                                    [GRAPH]

                            5/17/96 12/31/96 12/31/97 12/31/98 12/31/99 13/31/00
                            ------- -------- -------- -------- -------- --------
   Aksys, Ltd..............  $100     $ 54     $ 36     $ 27     $ 30     $103
   Nasdaq Total Return
    Index..................  $100     $104     $128     $179     $324     $201
   Peer Group Index........  $100     $ 85     $104     $ 74     $ 38     $ 79

--------
(1) The companies selected to form the Company's industry peer group index are Conceptus, Minntech, Novoste, Optical Sensors and Urologix. The Company previously included Cardiac Pathways, CardioGenesis, Endovascular Technologies, FemRx, Heartstream and Sabratek in its peer group index but no longer does so due to the acquisition of those companies during fiscal years 2000, 1999, 1998 and 1997. Total returns are based on weighted market capitalization at May 17, 1996.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership of shares of the Common Stock with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports received by it, or written representations that no Forms 5 were required, the Company believes that, from January 1, 2000 through December 31, 2000, its directors, officers and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                             INDEPENDENT AUDITORS

   The Board of Directors, upon the recommendation of its Audit Committee, has selected KPMG LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2001. Representatives of KPMG LLP are expected to be present at the Annual Meeting for the purpose of making a statement, should they so desire, and responding to stockholder questions.

   The following fees were billed to the Company by KPMG LLP during fiscal
2000:

     Audit Fees: KPMG LLP billed the Company aggregate fees of $52,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three quarters of fiscal 2000.

     Financial Information Systems Design and Implementation Fees: The Company did not engage KPMG LLP to provide advice to it regarding financial information systems design and implementation during fiscal 2000.

     All Other Fees: KPMG LLP billed the Company aggregate fees of $14,250 for all other non-audit services rendered to the Company in fiscal 2000, including services in connection with tax preparation and tax consultation services, and review of registration statements filed during 2000.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

   Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 2002 annual meeting of stockholders must be received by the Company on or before the close of business on November 21, 2001. Such proposals should be submitted by certified mail, return receipt requested.

   The Company's Bylaws provide that a stockholder wishing to nominate directors for election or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. The Board will consider individuals recommended for nomination by stockholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve. In addition, the Bylaws of the Company require that advance notice of a stockholder's nomination of a person for the election to the Board of Directors (as distinguished from a stockholder's recommendation to the Board) be given to the Secretary of the Company no later than 60 days and no more than 90 days before an annual meeting of stockholders; however, if the date of the annual meeting is changed from 30 days from the first anniversary date of the preceding year's annual meeting, notice by stockholders must be received no later than the close of business on the tenth day following the earlier of the date on which notice was mailed or public announcement of the meeting was made. Such notice must include (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on the Company's books and (B) the number of shares of Common Stock which are beneficially owned by such stockholder and which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the number of shares of Common Stock which are beneficially owned by such person. Any stockholder interested in making such a nomination or proposal may request a copy of the Bylaws from the Assistant Secretary of the Company. A nomination or other proposal will be disregarded if it does not comply with the above procedures and any additional requirements set forth in the Bylaws. Please note these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in the Company's proxy statement.

   The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2000, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Assistant Secretary, Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois 60069.

                                 OTHER MATTERS

   The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone, facsimile or other electronic means. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

   As of the date of this Proxy Statement, the Board and management do not intend to present, nor do they know of any others who intend to present, any matters at the Annual Meeting other than those disclosed in the notice of the meeting. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted by the person or persons entitled to vote the shares represented by such proxies on any such other matter in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Steven A. Bourne
                                          Steven A. Bourne
                                          Assistant Secretary

March 21, 2001

   IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                     Appendix A

                            Audit Committee Charter

   The Audit Committee has the responsibility to provide assistance to the Board of Directors relating to accounting, auditing and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee should provide an appropriate communications channel with Directors, independent auditors, financial management and senior management.

                       Audit Committee Responsibilities

  . Determine the independence of the independent auditors.

  . Recommend the appointment of the independent auditors to the Board of Directors.

  . Review the independent auditors' proposed audit scopes and audit approach, including those related to EDP procedures and controls.

  . Review the independent auditors' letters of recommendations provided to management.

  . Review the Company's evaluation of its system of internal control.

  . Review the independent auditors' fee arrangements for professional services (including non-audit services).

  . Review, with the Company's outside counsel, any legal matters that could have a significant impact on the Company's financial statements.

  . Review with financial management and the independent auditors significant proposed adjustments, reserves, accounting estimates and financial reporting issues prior to the release of the annual financial results.

  . Review quarterly financial results prior to release to the public.

  . Perform other oversight functions as determined by the Audit Committee or the full Board of Directors.

                                                                     Appendix B

                                  AKSYS, LTD.
                            1996 STOCK AWARDS PLAN
                          (As Amended March 12, 2001)

SECTION 1. Purpose

   The purpose of the Aksys, Ltd. 1996 Stock Awards Plan (the "Plan") is to enable Aksys, Ltd., a Delaware corporation (the "Company"), and its subsidiaries to attract, retain and motivate its directors and employees by providing for or increasing the proprietary interests of such persons in the Company. The Company believes the Plan will further identify the interests of directors and employees with those of the Company's stockholders.

SECTION 2. Persons Eligible

   Any officer, employee, consultant or advisor of the Company or its subsidiaries, regardless of whether such person is also a director of the Company or its subsidiaries (an "Employee"), shall be eligible to be considered for the grant of Employee Awards (as defined below) under the Plan. In addition, any director of the Company who is not an officer or employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive a Director Option (as defined below) as set forth in this Plan.

SECTION 3. Employee Awards

   (a) The Committee (as defined below) on behalf of the Company is authorized under the Plan to enter into any type of arrangement with an Employee that is consistent with the provisions of the Plan and that by its terms involves the issuance or potential issuance of (i) shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") or (ii) a "Derivative Security" as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with an exercise or conversion right at a price related to Common Stock or with a value derived from the value of the shares of Common Stock. The entering into of any such arrangement is referred to herein as the grant of an "Employee Award."

   (b) Employee Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Employee Award may consist of one or more such security or benefit.

   (c) Subject to the provisions of the Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Employee Award granted under the Plan, which terms and conditions may include without limitation:

     (i) a provision permitting the recipient of such Employee Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Employee Award, or the tax withholding obligation of such Employee with respect to the Employee Award, in whole or in part, by any one or more of the following:

       (A) the delivery of previously owned shares of Common Stock or other property,

       (B) a reduction in the amount of Common Stock or other property otherwise issuable pursuant to such Employee Award, or

       (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

     (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Employee Award either automatically or in the discretion of the Committee upon the occurrence of specified events, including a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

     (iii) provisions with respect to vesting and exercisability; or

       (iv) provisions required in order for such Employee Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

   (d) Notwithstanding any other provision of the Plan, no one Employee shall be granted options or other Employee Awards with respect to more than 100,000 shares of Common Stock in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Employee Awards hereunder to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code ("Performance-Based Compensation"). The limitation set forth in this Section 3(d) shall be subject to adjustment as provided in Section 7 hereof, but only to the extent such adjustment would not affect the status of compensation attributable to Employee Awards hereunder as Performance-Based Compensation.

SECTION 4. Non-Employee Director Awards

   Options granted pursuant to this Section 4 shall be referred to as "Director Options."

   (a) Any person who first becomes a Non-Employee Director on or after the Effective Date shall automatically be granted an option entitling such director to purchase 5,000 shares of Common Stock on the date on which such person first becomes a Non-Employee Director (the "Initial Director Option"). The Initial Director Option shall be subject to adjustment pursuant to Section 7 hereof after the Effective Date. The exercise price for each such share shall be the last reported sale price of the Common Stock on the principal securities exchange or other trading market on which shares of the Common Stock are then listed on the date of grant or, if the Common Stock is at such time not traded on an exchange or market, the fair market value of a share of Common Stock on such date as determined by the Committee.

   (b) Each Initial Director Option shall vest and become exercisable immediately upon grant.

   (c) On the later of (i) July 1 of each year and (ii) the day next following each annual meeting of stockholders of the Company (such date, the "Determination Date"), commencing in 1996, each person who is a Non-Employee Director on such Determination Date shall automatically be granted an option entitling such director to purchase 5,000 shares of Common Stock (the "Annual Director Option"). The Annual Director Option shall be subject to adjustment pursuant to Section 7 hereof after the Effective Date. The exercise price for each such share shall be the last reported sale price of the Common Stock on the principal securities exchange or other trading market on which shares of the Common Stock are then listed on such Determination Date (or, if the Determination Date is not a trading day on such exchange or other trading market, the last trading day immediately preceding such date) or, if the Common Stock is not listed or quoted on a securities exchange or other trading market, the fair market value of a share of Common Stock on such date as determined by the Committee.

   (d) Each Annual Director Option shall vest and become exercisable for 25% of the total option award on the first day after the Determination Date ("Initial Vesting Date"); and an additional 25% on each date that is three, six and nine months after the Initial Vesting Date, provided that the Non-Employee Director continued to serve in a Director capacity on those vesting dates.

   (e) Each Director Option shall expire and not be exercisable after the first to occur of (i) the tenth anniversary of the date of grant of such option and (ii) three months after the optionee ceases to be a director of the Company (12 months if the optionee ceases to be a director of the Company due to death or to total and permanent disability as determined by the Board of Directors of the Company (the "Board") in good faith).

   (f) The provisions of this Section 4 that relate to the amount, price and timing of Director Options shall not be amended more than once every six months, except as permitted by Rule 16b-3(c)(2)(ii)(B) under the Exchange Act.

SECTION 5. Stock Subject to Plan

   (a) At any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Employee Awards granted under the Plan shall not exceed 2,090,000, subject to adjustment as provided in Section 7 hereof. For purposes of this Section 5(a), the aggregate number of shares of Common Stock issued and issuable pursuant to Employee Awards granted under the Plan shall at any time be deemed to be equal to the sum of the number of shares of Common Stock which have been issued pursuant to Employee Awards and which have not been repurchased by the Company and the number of shares which are or may be issuable at or after such time pursuant to Employee Awards.

   (b) At any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Director Options granted under the Plan shall not exceed 185,000, subject to adjustment as provided in Section 7 hereof. For purposes of this Section 5(b), the aggregate number of shares of Common Stock issued and issuable pursuant to Director Options granted under the Plan shall at any time be deemed to be equal to the sum of the number of shares of Common Stock which have been issued pursuant to Director Options and which have not been repurchased by the Company and the number of shares which are or may be issuable at or after such time pursuant to Director Options.

   (c) Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

SECTION 6. Administration

   (a) The Plan shall be administered by a committee (the "Committee") of the Board consisting of two or more directors, each of whom is a "disinterested person" (as such term is defined in Rule 16b-3 under the Exchange Act); provided that to the extent permitted at any time under Rule 16b-3 or any successor rule and under Section 162(m) of the Internal Revenue Code or any successor statutory provision, and any implementing regulations, without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act provided by Rule 16b-3 and the exemption from the limitations on the deductibility of certain executive compensation provided by Section 162(m), the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, to such other person or persons as it may determine in its discretion, which persons may be officers or employees of the Company or third parties (each such person, an "Authorized Delegate").

   (b) Subject to the provisions of the Plan, the Committee (or its Authorized Delegate) shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan, including the following:

     (i) adopt, amend and rescind rules and regulations relating to the Plan;

     (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under the Plan (and, with respect to employees, which of such persons, if any, shall be granted Employee Awards);

     (iii) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

     (iv) interpret and construe the Plan and the terms and conditions of any Employee Award or Director Option granted hereunder; and

     (v) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Employee Award or Director Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

   (c) Any decision of the Committee (or any Authorized Delegate) in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any Authorized Delegate to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Employee Awards and Director

Options made or to be made to Plan participants. No member of the Committee or any Authorized Delegate shall be liable for anything done or omitted to be done by such member or Authorized Delegate, by any other member of the Committee or by any other Authorized Delegate in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by Authorized Delegates.

SECTION 7. Adjustments

   If the outstanding securities of the class then subject to the Plan (initially, the Common Stock) are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular quarterly or annual cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the price and number and type of shares or other securities or cash or other property that may be acquired pursuant to Employee Awards and Director Options theretofore granted under the Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Employee Awards and Director Options thereafter granted under the Plan, (c) to the extent permitted under Section 3(d) hereof, the maximum number of shares of Common Stock with respect to which Employee Awards may be granted to any Employee during any calendar year and (d) the number of shares of Common Stock to be awarded to Non-Employee Directors pursuant to Director Options under Section 4 hereof; provided, however, that no adjustment shall be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; and provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to awards hereunder by causing such compensation to be other than Performance-Based Compensation.

SECTION 8. Amendment and Termination

   The Board may amend (subject to Section 4(d) hereof) or terminate the Plan at any time and in any manner; provided however, that no such amendment or termination shall deprive a participant of an Employee Award or Director Option previously granted under the Plan of any of his or her rights thereunder, without the consent of such participant.

SECTION 9. Effectiveness

   The Plan shall be submitted to the stockholders of the Company for their approval and adoption in accordance with applicable law and Rule 16b-3(b) under the Exchange Act and Section 162(m) under the Internal Revenue Code. The Plan shall become effective on April 23, 1996 (the "Effective Date"); provided, that the Plan shall cease to be effective and any Employee Awards and Director Options granted hereunder shall become null and void if the Plan is not approved by the Company's stockholders prior to or within 12 months after April 23, 1996.

SECTION 10. Miscellaneous Provisions

   (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Employee or other person any right to continue to be employed by the Company or any of its subsidiaries or a director the right to continue in such capacity.

   (b) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, no rights and interests under the Plan may be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, other than by will or the laws of descent and distribution.

   (c) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3 or Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3 or Section 162(m), as the case may be.

   (d) The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue shares of Common Stock, other securities or property or any combination thereof, upon exercise, settlement or payment of any award under the Plan, that the recipient of an award (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold such taxes.

   (e) By accepting any award or other benefit under the Plan, each recipient of an award and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

   (f) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                                   * * * * *

                                                                     Appendix C

                                  AKSYS, LTD.
                       2001 EMPLOYEE STOCK PURCHASE PLAN

                                   SECTION 1

                                    Purpose

   1.1 Purpose. The purpose of the Aksys, Ltd. 2001 Employee Stock Purchase Plan (the "Plan") is to enable and encourage employees of the Company to acquire an ownership interest in the Company through the purchase of Common Stock of the Company, thereby permitting such employees to share in the growth in value of the Company. The Company believes that it is in its best interests for employees to have greater proprietary interests in the Company, since the Company believes such interests strengthen the incentives to increase stock value and promote greater interest in the success of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

   1.2 Effectiveness of the Plan. The Plan will be effective on January 1, 2001, subject to the Plan being subsequently approved by shareholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code. The Plan will remain in effect until such time as it is terminated by the Board of Directors of the Company in accordance with the terms of Section 9 hereof.

                                   SECTION 2

                                  Definitions

   Unless the context indicates otherwise, the following terms have the meanings set forth below.

   2.1 "Board" means the Board of Directors of the Company.

   2.2 "Cash Account" shall have the meaning set forth in Section 5.5.

   2.3 "Code" means the Internal Revenue Code of 1986, as amended.

   2.4 "Committee" means the Compensation Committee of the Board.

   2.5 "Common Stock" means the shares of Common Stock, $0.01 par value per share, of the Company, or any other class of capital shares which the Company may authorize and issue from time to time, and as may be made subject to this Plan in the sole discretion of the Board.

   2.6 "Company" means collectively Aksys, Ltd., any successor entity in a merger or consolidation and any subsidiary corporation, as defined in Section 424(f) of the Code, which elects to participate in the Plan with the approval of the Board.

   2.7 "Compensation" means a Participant's total cash compensation, including base pay, overtime pay, commissions and cash bonuses paid during the Plan Period through the Company's payroll system.

   2.8 "Discount to Market" means a percentage discount to the Fair Market Value of the Plan Shares for purposes of calculating the Purchase Price pursuant to Section 5.4 hereof which the Committee may authorize in its sole discretion from time to time. The Discount to Market shall not exceed 15% and shall be 15% unless and until subsequently reduced by the Committee.

   2.9 "Fair Market Value" as of a certain date shall equal the average of the high and low trading prices of the Common Stock as reported by the Nasdaq National Market (or such national securities exchange or quotation system on which shares of Common Stock are then listed), or if such date is not a trading day, the last trading day immediately preceding such date, unless otherwise determined by the Committee in its sole discretion. In making such other fair market value determination, the Committee may use any of the reasonable valuation methods defined in Treasury Regulation Section 1.421-7(e)(2).

   2.10 "Participant" means an employee of the Company who elects to participate in the Plan in accordance with the provisions of the Plan. All Participants shall have the same rights and privileges except as otherwise permitted by Section 423 of the Code and the Plan.

   2.11 "Plan Period" shall have the meaning set forth in Section 5.1.

   2.12 "Plan Shares" shall have the meaning set forth in Section 4.1.

   2.13 "Purchase Date" shall have the meaning set forth in Section 5.5.

   2.14 "Purchase Price" shall have the meaning set forth in Section 5.4.

                                   SECTION 3

                          Administration of the Plan

   3.1 Authority of the Committee. The Plan shall be administered by the Committee. The Committee is authorized by the Board to administer and control the operation of the Plan and shall have the power, among other things, to:
(a) subject to Section 5.2 and Section 7 hereof, determine eligibility for participation in the Plan, (b) subject to Section 5 hereof, prescribe the terms and conditions under which Plan Shares may be purchased under the Plan,
(c) interpret the Plan and adopt, amend and rescind rules and regulations for the administration and application of the Plan and (d) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate its duties in order to facilitate the purchase and transfer of Plan Shares and to provide for the day-to-day administration of the Plan. The Committee shall control the general administration of the Plan with all powers necessary to enable it to carry out such duties.

   3.2 Decisions Binding. All determinations and decisions made by the Committee shall be final, conclusive and binding on all persons and shall be given the maximum deference permitted by law.

                                   SECTION 4

                        Shares Issuable Under the Plan

   4.1 Shares Subject to Plan. The Company shall reserve 250,000 shares of Common Stock (the "Plan Shares") for issuance to and purchase by Participants, subject to adjustment pursuant to Section 4.2 hereof. Plan Shares may be Common Stock now or hereafter authorized but unissued, Common Stock already authorized, issued and owned or purchased by the Company or any combination thereof. If and to the extent that any right to purchase Plan Shares shall not be exercised by any Participant for any reason or if such right to purchase shall terminate as provided herein, Plan Shares that have been allocated to such Participant under the Plan shall again become available for allocation to Participants as provided herein.

   4.2 Change in Capitalization. In the event of a change in the capitalization of the Company due to a share split, share dividend, recapitalization, merger, consolidation, combination or similar event, the aggregate number of Plan Shares and the terms of any existing offering shall be adjusted by the Committee to reflect such change.

                                   SECTION 5

                       Participation and Plan Operation

   5.1 Plan Period. Subject to the exception noted below in this Section 5.1, there shall be four Plan Periods in each calendar year, each such Plan Period corresponding with a calendar quarter. Accordingly, "Plan Period" as used herein shall mean the three-month period beginning on January 1 of each year and ending on March 31 of such year, beginning on April 1 of each year and ending on June 30 of such year, beginning on July 1 of each year and ending on September 30 of such year, and beginning on October 1 of each year and ending on December 31 of such year; provided, however, that the first Plan Period shall be a six-month period commencing on January 1, 2001 and ending on June 30, 2001.

   5.2 Eligible Employees. Subject to Section 7 and other than employees whose customary employment is for not more than 5 months in any calendar year or whose customary employment is 20 hours or less per week, each employee of the Company shall be eligible to participate in the Plan, provided, however, that any eligible employee employed by the Company on or after January 1, 2001 but on or before March 31, 2001, shall be eligible to participate in the first Plan Period under the Plan beginning on April 1, 2001. The Company will notify eligible employees of the date on which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms.

   5.3 Enrollment in the Plan.

   (a) On or prior to the start of the respective Plan Period or such other date prior thereto established by the Company, an employee may elect to participate in a Plan Period by filing with the office or offices designated by the Committee an enrollment form authorizing payroll deductions.

   (b) Each Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Plan Shares, which percentage shall be either 2%, 5%, 10%, 15% or 20%.

   (c) Payroll deductions shall commence on the first payday on or following the first day of the applicable Plan Period or as soon thereafter as is practicable and shall continue to the end of such Plan Period, subject to contribution changes permitted under the Plan.

   (d) In addition to changes made before initial enrollment for a Plan Period, a Participant may make the following changes during a Plan Period in his or her Plan participation in accordance with rules and procedures prescribed by the Committee from time to time, provided that changes shall be limited to one change during each Plan Period:

      (i) re-enroll in the Plan if not currently enrolled;

       (ii) increase the rate of Plan contributions; and

        (iii) decrease the rate of Plan contributions.

   (e) A Participant may cease Plan contributions at any time during a Plan Period in accordance with rules and procedures prescribed by the Committee from time to time.

   (f) A Participant may increase or decrease the rate of payroll deduction for any subsequent Plan Period by filing, at the appropriate office, a new authorization for payroll deductions not less than ten business days prior to the first day for such subsequent Plan Period.

   (g) A Participant shall automatically participate at the same rate of contribution in each successive Plan Period until the time of such Participant's withdrawal from the Plan or change in contribution rate. A Participant shall not be required to file any additional enrollment forms for any such successive Plan Period in order to continue participation in the Plan.

   (h) By enrolling in the Plan, a Participant shall be deemed to elect on the Purchase Date to purchase, subject to the limitations set forth herein, the maximum number of Plan Shares that can be purchased with the amount in such Participant's Cash Account as of the Purchase Date; provided, however, that the Committee may from time to time in its discretion set a maximum number of Plan Shares that may be purchased by Participants during any Plan Period.

   5.4 Purchase Price. Unless otherwise specified by the Committee with respect to a certain Plan Period, the purchase price for each Plan Share to be purchased under the Plan in respect of each Plan Period shall be the Fair Market Value of the Common Stock as of the last trading day of such Plan Period less the Discount to Market (the "Purchase Price").

   5.5 Purchase of Plan Shares and Plan Account Administration.

   (a) The Company will maintain a cash account ("Cash Account") and a share account ("Share Account") in the name of and for the benefit of each Participant for bookkeeping purposes only. On each payday the amount deducted from each Participant's Compensation will be credited to such Participant's Cash Account.

   (b) As of the last trading day of each Plan Period (the "Purchase Date"), the Company will grant to each Participant the option to purchase, and each Participant will be deemed to elect to purchase, the number of Plan Shares determined by converting a Participant's Cash Account balance at the Purchase Date into Plan Shares, based upon the Purchase Price for such Plan Period, subject to any additional limitation set by the Committee on the number of Plan Shares that may be purchased by any Participant, the limitations set forth in Section 7 hereof and the limitation on the aggregate number of shares of Common Stock available under the Plan set forth in Section 4.1 hereof. In the event purchases by Participants at a particular Purchase Date would exceed the aggregate amount of Plan Shares available as contemplated by Section 4.1, pro rata allocations will be made among Participants based on the outstanding amount in each Participant's Cash Account.

   (c) As soon as practicable after the Purchase Date, the Committee will allocate Plan Shares to the Share Accounts of Participants. Cash Accounts will be charged with the cost to Participants of the respective Plan Shares so allocated. Except as provided in Section 5.5(d) below, if a Participant's Cash Account has a positive balance at the end of the Plan Period after being reduced by the total purchase price for the Plan Shares issued to such Participant (which could occur as a result of the purchase limitations contained in this Plan), such Participant shall receive the balance in cash.

   (d) Fractional Plan Shares will not be allocated or issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional Plan Shares will be carried over (and remain in such Participants Cash Account) and applied to purchase Plan Shares in the succeeding Plan Period, if the Participant elects to participate in such Plan Period. If not, such excess payroll deductions will be promptly returned to the Participant.

   (e) Cash dividends attributable to Plan Shares allocated to a Participant's Share Account as of the record date for which such cash dividend is declared will be distributed to such Participant as soon as administratively practicable following the dividend payment date. Share dividends or share splits (and other similar capital changes) attributable to Plan Shares allocated to a Participant's Share Account as of the record date for which such dividend or split (or other similar capital changes) is declared will be credited to or adjust a Participant's Share Account as of the effective date of such event. All other distributions attributable to Plan Shares allocated to a Participant's Share Account will be distributed to such Participant or the respective Share Account shall be credited or adjusted as determined by the committee in its sole discretion (provided that such manner treats all holders of Plan Shares equally with respect to such distribution).

   (f) The Plan Shares purchased on behalf of a Participant shall initially be registered in the name of a nominee selected by or on behalf of the Company (the "Nominee"). All rights accruing to an owner of record of such Plan Shares, including, without limitation, the rights set forth in Section 5.5(e) above, shall belong to the Participant for whose account such Plan Shares are held; provided, that no person shall have any right to sell, assign, mortgage, pledge, hypothecate or otherwise encumber any of the Plan Shares while such shares are allocated to a Participant's Share Account.

   (g) Notwithstanding the foregoing, a Participant may elect, as of the first day of any calendar quarter, to have some or all of the Plan Shares held in the Share Account of such Participant (and registered in the name of the Nominee) registered in the name of such Participant or a nominee of such Participant by giving written notification of such election to the Company or the Nominee, specifying the number of shares to be registered in the name of such Participant or a nominee of such Participant. In addition, a Participant may request once during any Plan Period (other than in connection with the above described calendar quarter election) to have some or all of the Plan Shares held in the Share Account of such Participant (and registered in the name of the Nominee) registered in the name of such Participant or a nominee of such Participant by giving written notification of such election to the Company or the Nominee, specifying the number of shares to be registered in the name of such Participant or a nominee of such Participant. In each such case, the number of shares of Common Stock held by the Nominee on behalf of such Participant and so specified in the Participant's notice shall be transferred to and registered in the name of such Participant or a nominee of such Participant as soon as administratively practicable.

   5.6 Impact of Cessation of Contributions. In the event that a Participant elects to cease elected contributions during a Plan Period (and while an employee of the Company) all remaining contributions credited to the Participant's Cash Account during the Plan Period and not yet used to purchase Plan Shares will be applied toward the purchase of shares at the next Purchase Date. However, a Participant may elect to receive payment of the Cash Account balance in cash, without interest payment, by delivering written notice of such election to the Company. Such cash payment will be made as soon as administratively practical following this election.

   5.7 Termination of Employment. In the event of termination of employment for any reason and as soon as administratively practicable thereafter, (i) the Plan Shares contained in a Participant's Share Account will automatically be registered/distributed in the name of the Participant or a nominee of the Participant (or the estate, beneficiary or legal representative of the Participant) and (ii) the cash in such Participant's Cash Account will be distributed to the Participant (or the estate, beneficiary or legal representative of the Participant) with no interest payment.

                                   SECTION 6

                            Rights Not Transferable

   The rights and interests of any Participant related to the Plan shall not be transferable other than by will or the applicable laws of descent and distribution. Any right to purchase Plan Shares shall be exercisable only during the lifetime of such Participant, and then only by such Participant.

                                   SECTION 7

                        Limitations on Share Ownership

   7.1 Voting Power or Value Limitation. Notwithstanding any provision herein to the contrary, no Participant shall have a right to purchase Plan Shares if such Participant would, immediately after electing to purchase such shares, own Common Stock possessing 5% or more of the total combined voting power or value of all classes of capital shares of the Company or of any of its Subsidiaries, as defined by Section 424(f) of the Code. For purposes of this Section, ownership of Common Stock shall be determined by the attribution rules of Section 424(d) of the Code and Participants shall be considered to own any Common Stock which they have a right to purchase under the Plan or under any outstanding options.

   7.2 Calendar Year Purchase Limitation. No Participant may purchase in excess of $25,000 of Fair Market Value of Plan Shares (determined at the time or times such rights are granted) for each calendar year for which such rights are outstanding at any time.

                                   SECTION 8

                           Miscellaneous Provisions

   8.1 Continued Employment. Nothing in the Plan shall be construed to give any Participant the right to be retained in the employ of the Company or to affect the right of the Company or a Participant to terminate such employment at any time with or without cause.

   8.2 Rights as Stockholder. A Participant shall have no rights, including voting rights, as a stockholder with respect to any Plan Shares which he or she may have a right to purchase under the Plan until the date such shares are registered in the name of such Participant or a nominee of such Participant or in the name of the Nominee on behalf of such Participant.

   8.3 Rights to Purchase Shares. Each right to purchase Plan Shares under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of such right to purchase or the Plan Shares subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such right to purchase or the issue of Plan Shares pursuant thereto, then, anything in the Plan to the contrary notwithstanding, no such right to purchase may be exercised in whole or in part, and no Plan Shares shall be issued, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Committee. The Committee is authorized upon the advice of counsel to make such amendments to the Plan as may be necessary or desirable to facilitate obtaining an effective registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering Plan Shares issued pursuant hereto.

                                   SECTION 9

                     Amendment or Termination of the Plan

   9.1 Amendment. The Board may amend, alter, suspend or modify the Plan without the consent of shareholders or Participants at any time or from time to time in its sole discretion, except that any such action will be subject to the prior or subsequent, as the case may be, approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Common Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code. However, without the consent of an affected Participant, no amendment, alteration, suspension or modification of the Plan may materially and adversely impair the right of such Participant to receive the amounts in his or her Cash Account and Plan Shares in his or her Share Account.

   9.2 Termination. This Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No termination of the Plan shall materially alter or impair the right of any Participant to receive the amounts in his or her Cash Account and Plan Shares in his or her Share Account without his or her consent. In the event of a termination of the Plan, (i) the Plan Shares contained in a Participant's Share Account will automatically be distributed to the Participant and (ii) the cash in such Participant's Cash Account will automatically be distributed to the Participant with no interest payment. All other distributions to Participants or actions necessitated by such termination shall be allocated among all Participants, pro rata according to the amounts in their Cash Accounts and Share Accounts, in a manner to be determined by the Committee, consistent with the terms hereof, provided such manner treats all Participants equally with respect to such distribution.

[X]  Please mark your votes as in this example.

This proxy, when properly executed, will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class II Directors, FOR proposal number 2 and FOR proposal number 3.

I Will Attend the Annual Meeting  ____

Change of Address/Comments on Reverse Side  _____

1:  Election of Directors. (see reverse)

          FOR ALL _____

          WITHHELD  ____

          For all nominees listed hereon, except vote withheld for the following nominee(s):

          ____________________________________


2. Approval of amendments to the Aksys, Ltd. 1996 Stock Awards Plan to (a) increase the number of authorized shares by 500,000 and (b) modify the annual stock option grants and vesting terms for non-employee directors as described in the Notice and Proxy Statement.

          FOR  _____

          AGAINST  _____

          ABSTAIN  ______

3.   Approval of the Aksys, Ltd. 2001 Employee Stock Purchase Plan.

          FOR  _____

          AGAINST  _____

          ABSTAIN  ______

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


_________________________________________


________________________________________
Signature(s)                Date

                                  AKSYS, LTD.

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints William C. Dow and Dennis G. Erwin, and each or either of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all of the shares of Aksys, Ltd., a Delaware Company (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Lincolnshire Resort, Ten Marriott Drive, Lincolnshire, Illinois on Thursday, April 26, 2001 at 2:00 p.m. local time, or at any adjournments or postponements thereof, as set forth on the voting side of this card and in the Notice and Proxy Statement of said meeting.

Election of All Nominees for Class II Directors  (change of address/comments)
Listed Hereon                                    ______________________________

Nominees:  William C. Dow                        ______________________________
           W. Dekle Rountree, Jr.
                                                 ______________________________

                                                 ______________________________
                                                 (If you have written in the
                                                 above space, please mark the
                                                 corresponding box on the
                                                 reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The above described proxies cannot vote your shares unless you sign and return this card.